Exhibit 10.5

OPERATING AGREEMENT

This Agreement is made and entered into by the Parties below on August 1, 2017 in Beijing, People’s Republic of China (“China”).

Party A: Beijing Jiucheng Information Consulting Company;

Party B: Beijing Jiucheng Asset Management Company;

Party C: Jiuyuan Investment Company;

                 Meng Xiangbin, PRC ID No.:

WHEREAS:

1.	Party A is a wholly foreign owned enterprise with limited liability duly registered and validly existing under the laws of China;

2.	Party B is a company with limited liability duly registered and validly existing under the laws of China;

3.	Party A and Party B have established a business relationship through an Exclusive Technical Consultancy and Services Agreement;

4.	Pursuant to the Exclusive Technical Consultancy and Services Agreement between Party A and Party B, Party B shall pay Party A certain specified amount of fees, which have not yet been paid by Party B, while Party B’s daily operations have a material effect on its ability to pay such remuneration to Party A;

5.	Jiuyuan Investment Company and Meng Xiangbin (hereinafter collectively referred to as “Party C”) are shareholders of Party B, holding 70% and 30% equity interests in Party B, respectively;

6.	Party A, Party B, and Party C hereby agree to further identify matters in relation to the operation of Party B’s business pursuant to this Agreement.

NOW, THEREFORE, the Parties hereof through friendly negotiation agree as follows:

1.	When Party B enters into a business contract or agreement with any third party (“Third Party”) which complies with the relevant terms and conditions hereunder, Party A hereby agrees that it shall sign, with such Third Party upon its request, a written agreement to be the performance guarantor of Party B by furnishing a guaranty for Party B’s performance under such contract or agreement in order to ensure the normal operation of Party B’s business. As counter security, Party B hereby agrees that it shall mortgage and assign absolutely to Party A its accounts receivable and all of its assets.

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2.	In accordance with the provisions of Article 1 and in order to guarantee the performance of all business agreements, including the Exclusive Technical Consultancy and Services Agreement, between Party A and Party B, and the disbursement of all accounts payable by Party B to Party A under the Exclusive Technical Consultancy and Services Agreement, Party B and Party C hereby irrevocably undertakes to and covenants with Party A that Party B, without the prior written consent of Party A or its designee, shall not engage in any transaction that may materially and adversely affect the assets, obligations, rights and operations of Party B, including but not limited to the following:

2.1	borrowing money or undertaking any obligation from any Third Party;

2.2	selling to or acquiring from any Third Party any assets or rights, including but not limited to any intellectual property rights;

2.3	providing security with the title of its assets or intellectual property rights for the benefit of any Third Party; and

2.4	transferring rights and obligations herein to any Third Party.

3.	In order to guarantee the performance of all business agreements, including the Exclusive Technical Consultancy and Services Agreement, between Party A and Party B, and the payment of all accounts payable by Party B to Party A under the Exclusive Technical Consultancy and Services Agreement, Party B and Party C, hereby agree to accept company policies and instructions provided by Party A from time to time concerning the employment and termination of working staff, daily operations and management, and financial management systems and other similar policies relating to Party B.

4.	Party B and Party C, hereby agree that Party B and Party C shall appoint and, if requested by Party A, remove the persons designated by Party A to be the directors of Party B, and senior management personnel employed by, and as designated by, Party A to be the general manager, chief financial officer and other senior management personnel of Party B. If the directors or senior management personnel designated by Party A as aforesaid cease to be employed or engaged by Party B, regardless of whether they resign or are dismissed by Party A, such persons shall lose the qualification of being in charge of any post of Party B. Under such circumstances, Party B and Party C shall appoint other senior management personnel designated by Party A to assume such posts.

5.	Party C hereby agrees that he shall, concurrently with the execution this Agreement, execute a corresponding Shareholders’Proxy Agreement under which Party C shall authorize and entrust Party A or a person designated by Party A to exercise any and all shareholders’ rights of Party C to vote or otherwise exercise rights as the shareholder of Party B pursuant to applicable provisions of laws and Party B’s Articles of Association.

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6.	Party B and Party C, hereby agree and confirm that, apart from the agreed provisions in Article 1 herein, if Party B is in need of any other guaranty for Party B’s performance or security for borrowing to finance its working capital, it shall first seek guaranty or security from Party A. Under such circumstances, Party A is entitled to decide whether to furnish proper guaranty or security for Party B based on Party A’s own judgment. If Party A decides not to furnish such guaranty or security for Party B, it shall notify Party B in writing in time, and thereafter, Party B can seek guaranty or security from any Third Party.

7.	In case of the termination or expiry of any agreement between Party A and Party B, Party A is entitled, but not obligated, to terminate all other agreements between Party A and Party B, including but not limited to the Exclusive Technical Consultancy and Services Agreement.

8.	Amendments and supplements to this Agreement shall be made in writing. Such amendments and supplements properly signed by the Parties shall constitute an integral part of this Agreement with the same validity.

9.	This Agreement shall be governed by and interpreted in accordance with the PRC law, excluding, for purposes of this Agreement, the laws of Taiwan, the Hong Kong Special Administration Region or the Macau Special Administration Region.

10.	Dispute Settlement

Any dispute arising from the interpretation of or the performance of the terms and conditions hereunder shall be settled through bona fide negotiations. If such dispute cannot be so settled, it may be submitted by any Party to the South China International Economic and Trade Arbitration Commission and arbitrated in Beijing, China pursuant to the current arbitration rules. The language for arbitration will be Chinese. The arbitration award shall be accepted as final and binding upon the Parties.

11.	Notice

Any notice or other communication sent by any Party shall be written in Chinese, and sent by mail or facsimile transmission to the addresses of the other Parties set forth below or to other designated addresses previously notified by any such other Party. If any Party changes its address, it shall notify the other Parties of such change in a timely and effective manner. The dates on which such notices deemed to have been effectively given shall be determined as follows:

11.1	Notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

11.2	Notices sent by registered airmail (postage prepaid) shall be deemed effectively given on the seventh (7th) day after the date on which they were mailed (as indicated by the postmark);

11.3	Notices sent by a courier recognized by the Parties shall be deemed effectively given on the third (3rd) day after they were sent to such courier service agency; and

11.4	Notices sent by facsimile transmission shall be deemed effectively given on the first business day following the date of transmission, as indicated on the document.

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Party A: Beijing Jiucheng Information Consulting Company

Address: Room 401-2, Building No.1, Section 1, No.188 the South 4th Ring West Road, Fengtai District, Beijing, China

Email: lqlstxz@163.com

Tel: +86 18811139608

Party B: Beijing Jiucheng Asseet Management Company

Address: Room 1001, Unit 1, 9 F, No.2 Block, No.82 East 4th Ring Road, Chaoyang District,Beijing ,China

Email: mengxiangbin@jiuyuancorp.com

Tel: +86 18501079999

Party C: Jiuyuan Investment Company

Address: 1F-3F, No. 52 Building, South Road of East 4th Ring Road, Chaoyang District, Beijing, China

Email: mengxiangbin@jiuyuancorp.com

Tel: +86 18501079999

Party C: Meng Xiangbin

Address: No.120, Building No.5, No. 66 Tongtai Road, Jinshui District, Zhengzhou, Henan Province, China

Email: mengxiangbin@jiuyuancorp.com

Tel: +86 18501079999

12.	This Agreement shall come into force upon signature by authorized representatives of the Parties hereof on the date contained at the beginning. This Agreement shall remain valid for ten (10) years unless it is terminated in advance pursuant to the terms and conditions hereunder. Party B, Party C hereby agree that the term of this Agreement, upon Party A’s confirmation before termination, can be extended to a date designated in Party A’s written confirmation.

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13.	This Agreement shall be terminated on the expiry date unless validity of the terms and conditions concerned herein is extended. During the term, Party B and Party C shall not terminate this Agreement. Notwithstanding the above, Party A can terminate this Agreement at any time by notifying Party B and Party C in writing thirty (30) days in advance.

14.	This Agreement shall be binding upon each Party’s successors and transferees permitted under this Agreement in the same effect as if they were contracting parties to this Agreement.

Party A: Beijing Jiucheng Information Consulting Company

Legal Representative (Signature): /s/ Xiangbin Meng

Company Seal: (Seal) Beijing Jiucheng Information Consulting Company

Date: 08/01/2017

Party B: Beijing Jiucheng Asset Management Company

Legal Representative (Signature): /s/ Xiangbin Meng

Company Seal: (Seal) Beijing Jiucheng Asset Management Company

Date: 08/01/2017

Party C: Jiuyuan Investment Company

Legal Representative (Signature): /s/ Xiangbin Meng

Company Seal: (Seal) Jiuyuan Investment Company

Date: 08/01/2017

Party C: Meng Xiangbin (Signature): /s/ Xiangbin Meng

Date: 08/01/2017

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